SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          SUMMIT FINANCIAL GROUP, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:


   (2) Aggregate number of securities to which transaction applies:


   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:


[ ] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, for the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:


      (2) Form, Schedule or Registration No.:


      (3) Filing Party:


      (4) Date Filed:

               ---------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
               ---------------------------------------------------



TIME.........................       1:00 p.m., EDT, on May 13, 2004



PLACE........................       Summit Financial Group, Inc.
                                    Corporate Office
                                    300 N. Main Street
                                    Moorefield, West Virginia  26836



ITEMS OF BUSINESS ...........       (1)  To elect six (6) directors to serve
                                         until 2007;
                                    (2)  To approve an Amendment to the Articles
                                         of Incorporation increasing the
                                         Company's authorized shares;
                                    (3)  To ratify the selection of Arnett &
                                         Foster, PLLC as the Company's
                                         independent auditors for the fiscal
                                         year ending December 31, 2004; and
                                    (4)  To transact such other business as may
                                         properly come before the Meeting.  The
                                         Board of Directors at present knows
                                         of no other business to come before
                                         the Annual Meeting.




RECORD DATE..................       Only those shareholders of record at the
                                    close of business on March 31, 2004 shall be entitled to notice and to vote at the Meeting.

ANNUAL REPORT................       Our 2003 Annual Report, which is not a part
                                    of the proxy materials, is enclosed.


PROXY VOTING ................       It is important that your shares be
                                    represented and voted at the Meeting.
                                    Please MARK, SIGN, DATE and PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope. Any proxy may be revoked prior to its exercise at the Meeting.




April 9, 2004

                                                                  Oscar M. Bean
                                                          Chairman of the Board

                                TABLE OF CONTENTS
                                                                         Page

PROXY STATEMENT

  Principal Executive Office of the Company................................1
  Shareholders Entitled to Vote............................................1
  Proxies .................................................................1
  Vote By Mail.............................................................1
  Voting at the Annual Meeting.............................................1
  Voting of Other Matters..................................................1
  Required Vote............................................................2
  Cost of Proxy Solicitation...............................................2
  Shareholder Account Maintenance..........................................2
  Section 16(a) Beneficial Ownership Reporting Compliance..................3

GOVERNANCE OF THE COMPANY..................................................4
  Board and Committee Membership...........................................4
  Executive Committee......................................................4
  Audit and Compliance Committee...........................................4
  Compensation and Nominating Committee....................................5
  Related Transactions.....................................................6
  Indemnification..........................................................6
  Fees and Benefit Plans for Directors.....................................7
     Fees..................................................................7
     Health Insurance......................................................7
     Directors Deferral Plan...............................................7
  Shareholder Communication with Directors.................................7
  Board Member Attendance at Annual Meeting................................7

ITEM 1 -- ELECTION OF DIRECTORS............................................8
  Security Ownership of Directors and Officers.............................8

NOMINEES FOR DIRECTOR WHOSE TERMS EXPIRE IN 2007...........................9

DIRECTORS WHOSE TERMS EXPIRE IN 2006......................................10

DIRECTORS WHOSE TERMS EXPIRE IN 2005......................................11

PRINCIPAL SHAREHOLDER.....................................................12

ITEM 2 -- AMENDMENT TO ARTICLES OF INCORPORATION..........................13

ITEM 3 -- APPROVAL OF AUDITORS............................................14

AUDIT AND COMPLIANCE COMMITTEE REPORT.....................................15

  Fees to Arnett & Foster, PLLC...........................................15
  Audit and Compliance Committee..........................................16

EXECUTIVE OFFICERS........................................................17

EXECUTIVE COMPENSATION....................................................18
  Cash Compensation.......................................................18
  Summary Compensation Table .............................................18

EXECUTIVE COMPENSATION COMMITTEE REPORT...................................19
  Overview of Compensation Philosophy.....................................19
     Salaries.............................................................19
     Annual Incentive Compensation........................................19
     Long-term Incentive Compensation.....................................19
  Evaluation of Executive Performance.....................................19
  Total Compensation......................................................20
  Salaries ...............................................................20
     President and CEO....................................................20
     Other Named Executive Officers.......................................20
  Annual Incentive Compensation...........................................20
  Long-Term Incentive Compensation - Stock Option Plan....................20
     President and CEO....................................................21
     Other Named Executive Officers.......................................21
  Compensation Committee Interlocks and Insider Participation.............21
  Glossary................................................................21
     Stock Options........................................................21
     Named Executive Officers.............................................21
     Peer Group...........................................................21

COMPENSATION AND NOMINATING COMMITTEE.....................................21
  Employment Agreements and Change of Control Agreement...................21
  Summit Financial Group, Inc. Plans......................................23
     401(k) Profit Sharing Plan...........................................23
     ESOP.................................................................23
     Executive Supplemental Retirement Plan...............................23
     Incentive Compensation Plan..........................................24
     Officer Stock Option Plan............................................24

STOCK OPTION GRANTS IN 2003...............................................25

STOCK OPTION EXERCISES AND YEAR-END VALUE TABLE...........................26

SHAREHOLDER RETURN PERFORMANCE GRAPH......................................27

REQUIREMENTS, INCLUDING DEADLINE FOR SUBMISSION
  OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND
  OTHER BUSINESS OF SHAREHOLDERS..........................................28
     Stock Transfers......................................................28

ANNUAL REPORT.............................................................29

FORM 10-K.................................................................29

APPENDIX A - Audit and Compliance Committee Charter

APPENDIX B - Compensation and Nominating Committee Charter

--------------------------------------------------------------------------------

                                 PROXY STATEMENT
--------------------------------------------------------------------------------

         These proxy materials are delivered in connection with the solicitation by the Board of Directors of Summit Financial Group, Inc. ("Summit," the "Company," "we," or "us"), a West Virginia corporation, of proxies to be voted at our 2004 Annual Meeting of Shareholders and at any adjournment or postponement.

         You are invited to attend our Annual Meeting of Shareholders on May 13, 2004, beginning at 1:00 p.m. The Meeting will be held at Summit's Corporate Office, 300 N. Main Street, Moorefield, West Virginia.

         This Proxy Statement, form of proxy and voting instructions are being mailed starting on or about April 9, 2004.

Principal Executive Office of the Company

         The principal executive office of the Company is 300 North Main Street, Moorefield, West Virginia 26836.

Shareholders Entitled to Vote

         Holders of record of Summit common shares at the close of business on March 31, 2004, are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 3,510,620 common shares outstanding. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting.

Proxies

         Your vote is important. Shareholders of record may vote their proxies by mail. If you choose to vote by mail, a postage-paid envelope is provided.

         Proxies may be revoked at any time before they are exercised by (1) written notice to the Secretary of the Company, (2) timely delivery of a valid, later-dated proxy or (3) voting at the Annual Meeting.

         You may save us the expense of a second mailing by voting promptly. Choose one of the following voting methods to cast your vote.

Vote By Mail

         If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to us in the postage-paid envelope provided.

Voting at the Annual Meeting

         The method by which you vote now will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

         All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

         If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy will have the discretion to vote on those matters for you. At the date this proxy statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

Required Vote

         The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

         A plurality of the votes cast is required for the election of directors. Abstentions and broker "non-votes" are not counted for purposes of the election of directors.

         In the election of directors, shareholders cast one (1) vote for each nominee for each share held. However, every shareholder has the right of cumulative voting, in person or by proxy, in the election of directors. Cumulative voting gives each shareholder the right to aggregate all votes which he or she is entitled to cast in the election of directors and to cast all such votes for one candidate or distribute them among as many candidates and in such a manner as the shareholder desires.

         At our 2004 Annual Meeting, the total number of directors to be elected is six (6) in the class expiring in 2007. Each shareholder has the right to cast six (6) votes for each share of stock held on the record date.

         If you wish to exercise, by proxy, your right to cumulative voting in the election of directors, you must provide a proxy showing how your votes are to be distributed among one or more candidates. Unless contrary instructions are given by a shareholder who signs and returns a proxy, all votes for the election of directors represented by such proxy will be divided equally among the nominees for each class. If cumulative voting is invoked by any shareholder, the vote represented by the proxies delivered pursuant to this solicitation, which do not contain contrary instructions, may be cumulated at the discretion of the Board of Directors of Summit Financial Group, Inc. in order to elect to the Board of Directors the maximum nominees named in this proxy statement.

         On the record date, there were 3,510,620 shares of common stock outstanding which are held by approximately 1,280 shareholders of record. A majority of the outstanding shares of Summit Financial Group, Inc. will constitute a quorum at the meeting.

         The affirmative vote of a majority of the votes cast is required to approve the appointment of Arnett & Foster, PLLC and the amendment to the Articles of Incorporation. Abstentions and broker "non-votes" are not counted for purposes of approving this matter.

Cost of Proxy Solicitation

         We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, electronic transmission, facsimile transmission or by telegram. Brokers, fiduciaries, custodians and other nominees have been requested to forward solicitation materials to the beneficial owners of the Company's common stock. Upon request we will reimburse these entities for their reasonable expenses.

Shareholder Account Maintenance

         We act as our own Transfer Agent. All communications concerning accounts of shareholders of record, including address changes, names changes, inquiries as to requirements to transfer common shares and similar issues can be handled by contacting Teresa Sherman by telephone at (304) 530-0526, or by e-mail at tsherman@summitfgi.com.

Section 16(a) Beneficial Ownership
Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers to file reports of holdings and transactions in Summit shares with the SEC. Based on our records and other information, in 2003 all directors and executive officers met all applicable SEC filing requirements under Section 16(a), except for G. R. Ours, Jr., James P. Geary, Frank A. Baer and C. David Robertson. Mr. Ours had one late report relating to two transactions. Messrs. Geary and Baer each had one late report relating to one transaction. Mr. Robertson had three late reports relating to three transactions of his spouse.

--------------------------------------------------------------------------------

                            GOVERNANCE OF THE COMPANY
--------------------------------------------------------------------------------

Board and Committee Membership

         During 2003, the Board of Directors met four (4) times. All of our Directors attended 75% or more of the meetings of the Board and the meetings held by committees of the Board on which the directors served in 2003 with the exception of Duke A. McDaniel, who attended 67% of the meetings.

         The Company has a standing Executive Committee, Audit and Compliance Committee, and a Compensation and Nominating Committee.

         The directors that meet the independence requirement of the NASDAQ listing standards are: Frank A. Baer, III, Dewey F. Bensenhaver, James M. Cookman, John W. Crites, James P. Geary, Thomas J. Hawse, III, Phoebe F. Heishman, Gary L. Hinkle, Gerald W. Huffman, Duke A. McDaniel, Harold K. Michael, G. R. Ours, Jr. and Charles S. Piccirillo.

Executive Committee

         The Executive Committee, on an as needed basis, approves loans above specified limits and performs such duties and exercises such powers as delegated to it by the Company's Board of Directors. The members of the Company's Executive Committee are Oscar M. Bean, Chairman, H. Charles Maddy, III, John W. Crites, Charles S. Piccirillo, Ronald F. Miller, Duke A. McDaniel, Patrick N. Frye, G. R. Ours, Jr. and James P. Geary. Gerald Huffman and Phoebe Heishman served as alternate members of the Executive Committee. The Executive Committee met 4 times in 2003.

         Under the NASDAQ listing standards, the following members of the Executive Committee are independent: John W. Crites, Charles S. Piccirillo, Duke
A. McDaniel, G. R. Ours, Jr. and James P. Geary.

Audit and Compliance Committee

         The Audit and Compliance Committee's primary function is to assist the Board of Directors in fulfilling its oversight responsibilities to ensure the quality and integrity of Summit's financial reports. This entails:

o Serving as an independent and objective party to monitor the Company's financial reporting process and internal control system.

o Providing direction to and oversight of the Company's internal audit function.

o    Reviewing and appraising the efforts of the Company's independent auditors.

o Maintaining a free and open means of communication between directors, internal audit staff, independent auditors, and management.

         The Audit and Compliance Committee has adopted a written charter. A copy of the charter is attached to this Proxy Statement as Appendix A.

         Current members of this committee are G. R. Ours, Jr., Chairman, John
W. Crites, Thomas J. Hawse, III, Gerald W. Huffman and Charles S. Piccirillo. The Audit and Compliance Committee met 5 times in 2003.

         Under the NASDAQ listing standards' definition of independence, all members of the Audit and Compliance Committee are independent.

         Pursuant to the provisions of the Sarbanes-Oxley Act, which was enacted in 2002, the SEC adopted rules requiring companies to disclose whether or not at least one member of the Audit and Compliance Committee is an "audit committee financial expert" as defined in such rules.

         Under the SEC rules, an "audit committee financial expert" has the following attributes:

         o An understanding of generally accepted accounting principles and financial statements.

         o An ability to assess the general application of accounting principles generally accepted in the United States of America in connection with the accounting for estimates, accruals and reserves.

         o Experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities.

         o An understanding of internal controls and procedures for financial reporting; and

         o  An understanding of audit committee functions.

         A person must possess all of the above attributes to qualify as an audit committee financial expert.

         No current member of the Company's Audit and Compliance Committee has all five of the above attributes which would qualify them as an "audit committee financial expert."

         However, two members of the Audit and Compliance Committee, Thomas J. Hawse, III and John W. Crites qualify as a "financial expert" under the NASDAQ listing standards, which standards are different from the SEC rules. Under the NASDAQ listing standards, a "financial expert" must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in the individual's financial sophistication, including being a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Both Mr. Hawse and Mr. Crites have the necessary experience to qualify them as "financial experts" under the NASDAQ listing standards. The Board of Directors believes that the presence of Messrs. Hawse and Crites on the Audit and Compliance Committee and their qualification as "financial experts" under the NASDAQ listing standards is adequate to assist the Audit and Compliance Committee in fulfilling its duties as set forth in its charter. Management and the Board will continue to monitor the availability and need of an "audit committee financial expert" under the SEC rules.

         For information concerning the audit fees paid by the Company in 2003 and for information about the Company's independent auditors generally, see Audit and Compliance Committee Report on page 15 of these Annual Meeting materials.

Compensation and Nominating Committee

         The Compensation and Nominating Committee consists of a minimum of 4 directors. The current members of the Compensation and Nominating Committee are John W. Crites, James P. Geary, Gary L. Hinkle, G. R. Ours, Jr. and Charles S. Piccirillo. All members of the Compensation and Nominating Committee are independent, as independence is defined under the NASDAQ listing standards. The Compensation and Nominating Committee met once in 2003.

         One purpose of the Committee is to assist the board in (i) identifying qualified individuals to become board members, (ii) determining the composition of the board of directors and its committees, (iii) monitoring a process to assess board effectiveness, and (iv) developing and implementing the Company's corporate governance guidelines.

         In determining nominees for the Board of Directors, the Compensation and Nominating Committee selects individuals who have the highest personal and professional integrity and who have demonstrated exceptional ability and judgment. The Committee also selects individuals who are most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders. In identifying first-time nominees for director, or evaluating individuals recommended by shareholders, the Compensation and Nominating Committee determines, in its sole discretion, whether an individual meets the minimum qualifications approved by the Board of Directors and may consider the current composition of the Board of Directors in light of the diverse communities served by the Company and the interplay of the candidate's experience with the experience of other Board members.

         The Compensation and Nominating Committee does not have a specific policy with regard to the consideration of persons nominated for Directors by shareholders. The Articles of Incorporation of the Company describe the procedures that a shareholder must follow to nominate persons for election as Directors. For more information regarding these procedures, see Requirements, Including Deadline for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders on page 28 of these Annual Meeting materials. The Compensation and Nominating Committee will consider nominees for Director recommended by shareholders provided the procedures set forth in the Articles of Incorporation of the Company are followed by shareholders in submitting recommendations. The Committee does not intend to alter the manner in which it evaluates nominees, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder or not.

         With regard to the Compensation and Nominating Committee's specific nominating responsibilities, see a copy of its current charter attached to this Proxy Statement as Appendix B.

         Another purpose of the Compensation and Nominating Committee is to establish the salary and the other compensation of the President and CEO of the Company. The Committee also reviews and approves the salary recommendation of the Company's CEO concerning the other Executive Officers. For more information regarding the Committee's philosophy and evaluation of executive performance, see Executive Compensation Committee Report on page 19 of these Annual Meeting materials.

Related Transactions

         Directors and executive officers of the Company and its subsidiaries, members of their immediate families, and business organizations and individuals associated with them have been customers of, and have had normal banking transactions with Summit Community Bank, Capital State Bank, Inc., and Shenandoah Valley National Bank. All such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Indemnification

         We indemnify our Directors and officers to the fullest extent permitted by law so that they will serve free from undue concern that they will not be indemnified. This is required under our By-laws.

Fees and Benefit Plans for Directors

         Fees. Directors of the Company received $750 per board meeting attended in 2003. Non-employee Directors of the Company who serve on the Company's Audit and Compliance Committee received $500 for each meeting attended. Non-employee Directors serving on other Company Committees received $150 per committee meeting attended.

         In addition to his meeting fees, the Chairman of the Board of Directors received a Chairman's fee of $833 per month in 2003. For several years, $100 of this fee has been classified as compensation solely to permit Mr. Bean to be insured under the Company's workers' compensation insurance. Such workers' compensation insurance was deemed necessary to cover the Chairman while traveling on behalf of the Company.

         Under the NASDAQ independence standard, this compensation and the accompanying insurance coverage could cause Mr. Bean to be deemed an "employee" of the Company even though Mr. Bean was acting in his capacity as Chairman of the Board. The Company has assumed that Mr. Bean would be treated as an employee under the NASDAQ independence standard and would therefore not be considered independent. Accordingly, effective April 1, 2004, Mr. Bean no longer receives this compensation and insurance coverage.

         Health Insurance. Certain members of the Company's Board of Directors receive payments for health insurance premiums from the Company's subsidiary bank, Summit Community Bank. This benefit is only available for directors originally elected to the Board prior to 1994. For those still receiving payments, such payments will be eliminated upon their retirement. The following members of the Board continued to receive these payments in the amounts indicated for 2003. Oscar M. Bean - $7,653, Dewey F. Bensenhaver - $7,653, John
W. Crites - $5,430, James Paul Geary - $4,707, Thomas J. Hawse, III - $734, Phoebe F. Heishman - $7,869, Gary L. Hinkle - $5,430, Gerald W. Huffman - $5,430, Duke R. McDaniel - $5,512, and G. R. Ours, Jr. - $3,643, totaling $54,061.

         Directors Deferral Plan. Pursuant to the Summit Directors Deferral Plan, the Company's Directors may elect to defer their retainer, meeting and committee fees earned. The Company invests amounts equating to the deferrals of each participating director in separate variable life insurance contracts. Benefits payable to participant directors at retirement under the Plan will equate to the then current value of the individual variable life insurance contracts.

Shareholder Communication with Directors

         The Board of Directors of the Company provides a process for shareholders to send communications to the Board of Directors or to any of the individual Directors. Shareholders may send written communications to the Board of Directors or to any the individual Directors c/o Secretary, Summit Financial Group, Inc., 300 N. Main Street, Moorefield, West Virginia 26836. All communications will be compiled by the Secretary of the Company and submitted to the Board of Directors or to the individual Directors on a periodic basis.

Board Member Attendance at Annual Meeting

         The Company does not have a policy with regard to directors' attendance at annual meetings. Thirteen (13) of seventeen (17) members of the Board of Directors in 2003 attended the 2003 Annual Meeting of Shareholders.

--------------------------------------------------------------------------------

                         ITEM 1 - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------


         The Board of Directors is divided into three classes. The terms of the Directors in each class expire at successive annual meetings. Six (6) Directors will be elected at our 2004 Annual Meeting to serve for a three-year term expiring at our Annual Meeting in the year 2007. If the proposed nominees are elected, the Company will have a Board of Directors consisting of two classes of six (6) directors each and one class of five (5) directors.

         The persons named in the enclosed proxy intend to vote the proxy for the election of each of the six nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. Each nominee elected as a Director will continue in office until his or her successor has been elected, or until his or her death, resignation or retirement.

         The Board of Directors has proposed the following nominees for election as Directors, with terms expiring in 2007, at the Annual Meeting: Oscar M. Bean, Dewey F. Bensenhaver, John W. Crites, James P. Geary, Phoebe F. Heishman and Charles S. Piccirillo.

         The Board of Directors recommends a vote FOR the election of these nominees for election as Directors.

         We expect each nominee for election as a Director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of Directors serving on the Board. The principal occupation and certain other information about the nominees and other Directors whose terms of office continue after the Annual Meeting are set forth on the following pages.

Security Ownership of Directors
and Officers

         As of March 9, 2004, the nominees, and other Directors of the Company owned beneficially, directly or indirectly, the number of shares of common stock indicated on the following pages. The number of shares shown as beneficially owned by each director and executive officer is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purposes.

         All Directors and executive officers as a group owned 948,738 shares or 27% of the Company's common stock as of March 9, 2004. Each director of the Company is required to own a minimum of 1,000 shares of the Company's common stock. Ownership is defined as shares held in the individual's own name, jointly with spouse, or by a company where the individual has controlling interest. Directors who are also employees of the Company or its subsidiaries are exempt from this requirement.

         The Company requires that all directors retire at the end of the term during which the director attains the age of 70. However, pursuant to the Merger Agreement with Potomac Valley Bank, the Company agreed that Messrs. Geary, McDaniel and Ours, Jr. would be exempt from the Company's mandatory retirement requirement. These individuals must retire at the end of the term during which they attain the age of 80.






      Name and Age as of the                                                                Amount of Beneficial
           May 13, 2004                      Position, Principal Occupation                Ownership of Shares of
           Meeting Date                   Business Experience and Directorships                 Common Stock
----------------------------------------------------------------------------------------------------------------------

                                    NOMINEES FOR DIRECTOR WHOSE TERMS EXPIRE IN 2007
----------------------------------------------------------------------------------------------------------------------

                                                                                           Shares             %
----------------------------------- -------------------------------------------------- ---------------- --------------
Oscar M. Bean................53     Director of Summit Financial Group since 1987.        34,968(1)           *
                                    Chairman of the Board since 1995.  Chairman of
                                    Summit Financial Group's Executive Committee.
                                    Managing partner of Bean & Bean, Attorneys at
                                    Law.
----------------------------------- -------------------------------------------------- ---------------- --------------
Dewey F. Bensenhaver.........57     Director of Summit Financial Group since 2000.        18,020(2)           *
                                    Physician in private practice.  Owner of farming
                                    operation.
----------------------------------- -------------------------------------------------- ---------------- --------------
John W. Crites...............63     Director of Summit Financial Group since 1989.       292,832(3)         8.23%
                                    President of Allegheny Wood Products, Inc. and a
                                    partner in Allegheny Dimension, LLC. Principal
                                    stockholder of KJV Aviation, Inc.
----------------------------------- -------------------------------------------------- ---------------- --------------
James P. Geary...............77     Director of Summit Financial Group since 2000.       108,000            3.04%
                                    Managing Partner of the law firm of Geary &
                                    Geary. Sole stockholder of Landimer, Inc., a
                                    farming and real estate corporation.
----------------------------------- -------------------------------------------------- ---------------- --------------
Phoebe F. Heishman...........63     Director of Summit Financial Group since 1987,        46,760(4)         1.31%
                                    Secretary since 1995. Publisher and Editor of
                                    The Moorefield Examiner.
----------------------------------- -------------------------------------------------- ---------------- --------------
Charles S. Piccirillo........49     Director of Summit Financial Group since 1998.         9,152(5)           *
                                    Partner in the law firm of Shaffer & Shaffer.
----------------------------------- -------------------------------------------------- ---------------- --------------

(1) Includes 2,420 shares owned by spouse, 1,972 shares owned by minor children.
(2) Includes 2,249 shares owned by spouse and 7,523 shares owned by minor children.
(3) Includes 95,620 shares owned by Allegheny Wood Products, Inc.
(4) Includes 880 shares owned by spouse and 5,980 shares owned by children for whom she has a power of attorney.
(5) Includes 7,640 shares owned by self-directed 401(k) and 200 shares owned by spouse.

* Indicates director owns less than 1% of the Company's Common Stock.





      Name and Age as of the                                                                Amount of Beneficial
           May 13, 2004                      Position, Principal Occupation                Ownership of Shares of
           Meeting Date                   Business Experience and Directorships                 Common Stock
----------------------------------------------------------------------------------------------------------------------

                                       DIRECTORS WHOSE TERMS EXPIRE IN 2006
----------------------------------------------------------------------------------------------------------------------

                                                                                           Shares             %
----------------------------------- -------------------------------------------------- ---------------- --------------
James M. Cookman............50      Director of Summit Financial Group since 1994.        14,208(1)           *
                                    President of Cookman Insurance Group, Inc.
                                    President of Cookman Realty Group, Inc.
                                    Secretary/ Treasurer of Apex Developers, Inc.
                                    Member of BeaconNet, L.L.C.  Member of Orchard
                                    View Estates, LLC.  Director of Mutual
                                    Protective Association of West Virginia.  Member
                                    of Grant County Development Authority.  Member
                                    of Highland Estates, LLC.  Vice President of
                                    Project Development of U.S. WindForce, LLC
----------------------------------- -------------------------------------------------- ---------------- --------------
Thomas J. Hawse, III........59      Director of Summit Financial Group since 1988.        15,750(2)           *
                                    President of Hawse Food Market, Inc. Member of
                                    the Hardy County Rural Development Authority
                                    board. Also serves on the West Virginia
                                    Forest Management Review Commission.
----------------------------------- -------------------------------------------------- ---------------- --------------
Gary L. Hinkle..............54      Director of Summit Financial Group since 1993.       129,080(3)         3.63%
                                    President of Hinkle Trucking, Inc., Dettinburn
                                    Transport, Inc., Mt. Storm Fuel Corporation and
                                    H. T. Services, Inc.
----------------------------------- -------------------------------------------------- ---------------- --------------
Gerald W. Huffman...........59      Director of Summit Financial Group since 2000.        29,624              *
                                    President of Potomac Trucking & Excavation,
                                    Inc., Huffman Logging, Inc. and G&T Repair, Inc.
----------------------------------- -------------------------------------------------- ---------------- --------------
H. Charles Maddy, III.......41      Director of Summit Financial Group since 1993.        28,730(4)           *
                                    President and CEO of Summit Financial Group
                                    since 1994.  Director of the Federal Home Loan
                                    Bank of Pittsburgh since 2002.  Chairman of
                                    Summit Community Bank Board of Directors since
                                    2002.
----------------------------------- -------------------------------------------------- ---------------- --------------
Harold K. Michael...........60      Director of Summit Financial Group since 1994.          4,756             *
                                    Owner/Agent of H. K. Michael  Insurance Agency.
                                    Member of the West Virginia House of Delegates.
----------------------------------- -------------------------------------------------- ---------------- --------------

(1) Includes 9,476 shares owned by Cookman Insurance Center, Inc. Retirement Plan and 1,896 shares owned by minor children.
(2) Includes 500 shares owned by spouse and 150 shares owned by minor children.
(3) Includes 24,280 shares owned by Hinkle Trucking, Inc., 3,880 shares owned by self-directed IRA and 2,280 shares owned by spouse.
(4) Includes 586 shares owned by spouse, 8,228 fully vested shares held in Company's ESOP and exercisable stock options for 16,900 shares.

* Indicates director owns less than 1% of the Company's Common Stock.




      Name and Age as of the                                                                Amount of Beneficial
           May 13, 2004                      Position, Principal Occupation                Ownership of Shares of
           Meeting Date                   Business Experience and Directorships                 Common Stock
----------------------------------------------------------------------------------------------------------------------

                                          DIRECTORS WHOSE TERMS EXPIRE IN 2005
----------------------------------------------------------------------------------------------------------------------

                                                                                           Shares             %
----------------------------------- -------------------------------------------------- ---------------- --------------
Frank A. Baer, III...........43     Director of Summit Financial Group since 1998.        11,392(1)           *
                                    CEO of Commercial Insurance Services, an
                                    insurance brokerage firm.  Vice President of M &
                                    B Properties, a real estate holding company.
----------------------------------- -------------------------------------------------- ---------------- --------------
Patrick N. Frye..............45     Director of Summit Financial Group since 2000.         3,354(2)           *
                                    President and CEO of Summit Community Bank
                                    since December, 1998.
----------------------------------- -------------------------------------------------- ---------------- --------------
Duke A. McDaniel.............65     Director of Summit Financial Group since 2000.        21,252              *
                                    Attorney at Law.
----------------------------------- -------------------------------------------------- ---------------- --------------
Ronald F. Miller.............60     Director of Summit Financial Group since 1998.        21,492(3)           *
                                    President and CEO of Shenandoah Valley National
                                    Bank since 1998.
----------------------------------- -------------------------------------------------- ---------------- --------------
G. R. Ours, Jr...............72     Director of Summit Financial Group and Vice          115,000(4)         3.23%
                                    Chairman of the Board since 2000. Retired
                                    President of Petersburg Oil Co. Director of
                                    Summit Community Bank since 1974 and
                                    Chairman of the Board from 1995 to 2002.
----------------------------------- -------------------------------------------------- ---------------- --------------

(1)  Includes 296 shares owned by minor children.
(2)  Includes 1,358 fully vested shares held in Company's ESOP.
(3) Includes 10,000 shares owned by self-directed IRA, 2,052 fully vested shares held in Company's ESOP and exercisable stock options for 9,240 shares.
(4) Includes 10,000 shares owned by spouse and 40,000 shares owned by children for whom director has continuous voting proxy until rescinded.

* Indicates director owns less than 1% of the Company's Common Stock.

--------------------------------------------------------------------------------

                              PRINCIPAL SHAREHOLDER
--------------------------------------------------------------------------------



       The following table lists each shareholder of Summit who is the beneficial owner of more than 5% of Summit's common stock as of March 9, 2004.

                                                  Amount and
                    Name and Address of      Nature of Beneficial
Title of Class      Beneficial Owner              Ownership          % of Class
--------------      -------------------      --------------------    ----------

 Common Stock       John W. Crites                292,832(1)            8.23%
                    P. O. Box 867
                    Petersburg, WV  26847

(1) Includes 95,620 shares owned by Allegheny Wood Products, Inc. of which Mr. Crites is President.

--------------------------------------------------------------------------------

                 ITEM 2 - AMENDMENT TO ARTICLES OF INCORPORATION
--------------------------------------------------------------------------------


Description of Proposed Amendment

         The Company's Board of Directors, by written consent and agreement dated March 12, 2004, unanimously adopted resolutions approving and recommending to the Stockholders for their adoption an Amendment to the Articles of Incorporation ("Articles") of the Company. This Amendment provides that Article IV of the Company be amended in order to increase the number of authorized shares of the Company from 5,000,000 shares of common stock at a par value of $2.50 each to 20,000,000 shares of authorized common stock with a par value of $2.50 each. Specifically, Article IV of the Articles, which now reads as follows:

     "IV. The amount of total authorized capital stock of said Corporation shall be Twelve Million Five Hundred Thousand Dollars ($12,500,000) which shall be divided into Five Million (5,000,000) shares of common stock with the par value of $2.50."

would be amended to read as follows:

     "IV. The amount of total authorized capital stock of said Corporation shall be Fifty Million Dollars ($50,000,000) which shall be divided into Twenty Million (20,000,000) shares of common stock with the par value of $2.50."

         The proposed increase in the authorized common stock has been recommended by the Board of Directors to assure that an adequate supply of authorized, unissued shares is available for general corporate needs, such as future stock dividends or stock splits, acquisitions, conversion of preferred stock to common stock, if any, and for other general corporate purposes, without the expense and delay incidental to obtaining shareholder approval of an amendment to the Articles increasing the number of authorized shares at the time of such action.

         If the proposed amendment is approved by the shareholders, the additional shares of common stock so authorized could be issued, in the discretion of the Board, for any proper corporate purpose, without further action by the shareholders other than as may be required by applicable law. Existing shareholders do not have preemptive rights with respect to future issuances of common stock by the Company and their interest in the Company could be diluted by such issuance with respect to any of the following: earnings per share, voting, liquidation right and book and market value. Accordingly, the Board of Directors will, in the exercise of their fiduciary duties to the shareholders, weigh all the factors carefully, together with the needs and prospects of the Company, before committing to the issuance of further shares not requiring shareholder approval.

         The increase of the authorized shares, if approved will take effect on the date the Amended Articles of Incorporation are filed with the Secretary of State of West Virginia.

Vote Required For Adoption of The Proposed Amendment

         Under West Virginia law, any amendment to the Articles of Incorporation requires the approval of a majority of the holders of the outstanding stock of the Corporation entitled to vote at the Annual Meeting.

         The Company's Board of Directors unanimously recommends that the stockholders vote FOR adoption of the amendment to the Articles discussed above.

--------------------------------------------------------------------------------

                          ITEM 3 - APPROVAL OF AUDITORS
--------------------------------------------------------------------------------

         The Board of Directors has appointed Arnett & Foster, PLLC to serve as our independent auditors for 2004, subject to the approval of our shareholders. For information concerning the audit fees paid by the Company in 2003 and for information about the Company's auditors generally, See the Audit and Compliance Committee Report on page 15 of the Annual Meeting Materials.

         Representatives of Arnett & Foster, PLLC will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

         The affirmative vote of a majority of votes cast on this proposal is required for the approval of this proposal.

         The Board of Directors recommends a vote FOR the approval of Arnett & Foster, PLLC as our independent auditors for the year 2004.

--------------------------------------------------------------------------------

                      AUDIT AND COMPLIANCE COMMITTEE REPORT
--------------------------------------------------------------------------------


         The Audit and Compliance Committee of the Board of Directors of the Company is composed of five independent directors. The members of the Audit and Compliance Committee are G. R. Ours, Jr., Chairman, John W. Crites, Thomas J. Hawse, III, Gerald W. Huffman and Charles S. Piccirillo.

         The Audit and Compliance Committee operates under a written charter adopted by the Company's Board of Directors. The written charter is attached to this Proxy Statement as Appendix A.

         The Audit and Compliance Committee has reviewed the audited financial statements of the Company for the fiscal year ended December 31, 2003, and discussed them with Management and the Company's independent auditors, Arnett & Foster, PLLC. The Audit and Compliance Committee also has discussed with the independent auditors the matters required to be discussed by the Auditing Standards Board Statement of Auditing Standards No. 61, as amended.

         The Audit and Compliance Committee has received from the independent auditors the written disclosures and letter required by the Independence Standards Board Standard No. 1, and the Audit and Compliance Committee has discussed with the auditors their independence from the Company and Management.

         Based on the review and discussions described above, the Audit and Compliance Committee recommended to the Board of Directors that the Company's audited financial statements for the fiscal year ended December 31, 2003, be included in the Company's Annual Report on Form 10-K for 2003.

Fees To Arnett & Foster, PLLC

         The following table presents fees for professional services rendered by Arnett & Foster, PLLC to perform an audit of the Company's annual financial statements for the years ended December 31, 2003 2002, and fees for other services rendered by Arnett & Foster, PLLC during those periods:

                                   2003           2002
                                 --------       --------

Audit Fees(1)                    $171,000       $166,000

Audit-Related Fees(2)              17,000         14,000

Tax Fees(3)                        12,000         16,000

All Other Fees(4)                       -          5,000
                                 --------       --------

    Total Fees                   $200,000       $201,000
                                 ========       ========

         (1) Audit Fees - These are fees for professional services performed by Arnett & Foster, PLLC for the audit of the Company's annual financial statements and review of the quarterly financial statements.

         (2) Audit-Related Fees - These are for assurance and related services performed by Arnett & Foster, PLLC that are reasonably related to the performance of the audit or review of the Company's financial statements. This includes: employee benefit and compensation plan audits and consulting on financial accounting/reporting standards.

         (3) Tax Fees - These are fees for professional services performed by Arnett & Foster, PLLC with respect to tax compliance, tax advice and tax planning. This includes review of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims, payment planning; tax audit assistance; and tax work stemming from "Audit-Related" items.

         (4) All Other Fees - These are fees for other permissible work performed by Arnett & Foster, PLLC that does not meet the above category descriptions. All services rendered by Arnett & Foster, PLLC are permissible under applicable laws and regulations, and pre-approved by the Audit and Compliance Committee.

         The Audit and Compliance Committee's pre-approval policies for audit and non-audit services provided to the Company by Arnett & Foster, PLLC are as follows:

     o Any proposed services that would result in fees exceeding 5% of the total audit fees require specific pre-approval by the Audit and Compliance Committee.

     o Any proposed services that would result in fees of less than 5% of the total audit fees may be commenced prior to obtaining pre-approval of the Audit and Compliance Committee. However, before any substantial work is completed, Arnett & Foster, PLLC must obtain the approval of such services from the Chairman of the Audit and Compliance Committee.

         The spending level and work content of these services are actively monitored by the Audit and Compliance Committee to maintain the appropriate objectivity and independence in auditor's core work, which is the audit of the Company's consolidated financial statements.

         The Audit and Compliance Committee has considered and determined that the provision of these additional services is compatible with maintaining Arnett & Foster PLLC's independence. For more information concerning the Company's Audit and Compliance Committee, see page 4 of these annual meeting materials.

AUDIT AND COMPLIANCE COMMITTEE

         G. R. Ours, Jr., Chairman John W. Crites Thomas J. Hawse, III Gerald W. Huffman Charles S. Piccirillo

--------------------------------------------------------------------------------

                               EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

The Executive Officers of Summit Financial Group, Inc., as of March 31, 2004, are as follows:

Name                            Age        Position and Background

H. Charles Maddy, III (1)        41        President and Chief Executive Officer
                                           of Summit Financial Group since 1994;
                                           President and Chief Executive Officer
                                           of South Branch Valley National Bank
                                           from 1993 to 2002.

Ronald F. Miller (1)             60        President and Chief Executive Officer
                                           of Shenandoah Valley National Bank
                                           since 1998.

C. David Robertson (1)           60        President and Chief Executive Officer
                                           of Capital State Bank, Inc. since
                                           1999.

Patrick N. Frye (1)              45        President and Chief Executive Officer
                                           of Summit Community Bank since 1998.


Robert S. Tissue (1)             40        Senior Vice President and Chief
                                           Financial Officer of Summit Financial
                                           Group since 1998.

Scott C. Jennings(1)             42        Senior Vice President and Chief
                                           Operating Officer of Summit Financial
                                           Group since 2000.  Vice President and
                                           Director of Technology and Loan
                                           Administration of Summit Financial
                                           Group, 1999 - 2000.
--------------------------

(1) The beneficial ownership of shares of Summit Financial Group's common stock of each Named Executive Officer as of March 9, 2004 is as follows:
       Mr. Maddy - 28,730 shares; Mr. Miller - 21,492 shares; Mr. Robertson - 13,512 shares; Mr. Frye - 3,354 shares; Mr. Tissue - 22,092 shares; and Mr. Jennings - 8,764 shares. Each of the Named Executive Officers owns less than one percent of the Company's issued and outstanding shares.

--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------


Cash Compensation

         The table below sets forth the cash compensation of the Company's CEO and the five most highly compensated Executive Officers other than CEO who earned $100,000 or more in salary and bonus for the years ended December 31, 2003, 2002, and 2001.

-----------------------------------------------------------------------------------------------------------------

                                           Summary Compensation Table
-----------------------------------------------------------------------------------------------------------------
                                                                                        Long Term
                                                 Annual Compensation                   Compensation
--------------------------------- --------------------------------------------------- ---------------
                                                                                        Securities
Name and                                                                 Other          Underlying       All
Principal Position                 Year     Salary        Bonus     Compensation(1)      Options       Other(2)
--------------------------------- ------- ------------ ------------ ----------------- --------------- -----------
H. Charles Maddy, III              2003    $270,000      $97,337           -              6,000        $47,620
President and Chief
Executive Officer -                2002    $230,000      $80,805           -              3,500        $43,442
Summit Financial Group
                                   2001    $190,000      $70,623           -              3,000        $48,307
--------------------------------- ------- ------------ ------------ ----------------- --------------- -----------
Scott C. Jennings                  2003    $110,100      $60,659           -              3,500        $18,312
Senior Vice President and
Chief Operating Officer -          2002    $100,100      $51,860           -              2,200        $14,109
Summit Financial Group
                                   2001     $80,000      $40,032           -              2,000        $17,124
--------------------------------- ------- ------------ ------------ ----------------- --------------- -----------
Robert S. Tissue                   2003    $110,000      $60,659           -              3,500        $13,205
Senior Vice President and Chief
Financial Officer -                2002    $100,000      $51,860           -              2,200        $11,428
Summit Financial Group
                                   2001     $80,000      $6,453            -              2,000         $8,400
--------------------------------- ------- ------------ ------------ ----------------- --------------- -----------
Patrick N. Frye                    2003    $130,000      $60,103           -              3,000        $25,518
President and Chief
Executive Officer -                2002    $120,000      $56,925           -              2,200        $21,595
Summit Community Bank
                                   2001    $110,000      $43,694           -              2,000        $20,900
--------------------------------- ------- ------------ ------------ ----------------- --------------- -----------
C. David Robertson                 2003    $137,200      $29,731           -              3,000        $20,040
President and Chief
Executive Officer -                2002    $133,200      $64,600           -              2,200        $19,365
Capital State Bank, Inc.
                                   2001    $129,300      $16,156           -              2,000        $22,528
--------------------------------- ------- ------------ ------------ ----------------- --------------- -----------
Ronald F. Miller                   2003    $137,200      $10,200           -              3,000        $24,044
President and Chief
Executive Officer -                2002    $133,200      $58,452           -              2,200        $22,174
Shenandoah Valley
National Bank                      2001    $129,300      $57,600           -              2,000        $25,517
--------------------------------- ------- ------------ ------------ ----------------- --------------- -----------

(1) None of the Named Executive Officers received perquisites or other personal benefits, securities or property during 2003 which, in the aggregate cost the Company an amount that equaled or exceeded the lesser of $50,000 or 10% of the Named Executive Officer's salary and bonus earned during the year.

(2) Amount for 2003 includes payments made to the Company's 401(k) Profit Sharing Plan and ESOP on behalf of Mr. Maddy ($22,409), Mr. Jennings ($12,111), Mr. Tissue ($12,100), Mr. Frye ($14,300), Mr. Miller
       ($15,092), and Mr. Robertson ($14,921). The 2003 amount also includes fees paid to Mr. Maddy ($18,125), Mr. Frye ($8,375), Mr. Miller ($8,250) and Mr. Robertson ($4,500) as members of the Company's and its subsidiary banks' Boards of Directors. Finally, the amount shown includes the 2003 amount accrued for the benefit of Mr. Maddy ($6,574), Mr. Jennings ($5,890), Mr. Tissue ($601) and Mr. Frye ($2,212) in connection with the Company's Executive Supplemental Retirement Plan and the value of Mr. Maddy's ($512), Mr. Jennings' ($311), Mr. Tissue's ($504), Mr Frye's ($631), Mr. Miller's ($702) and Mr. Robertson's ($619) split dollar life insurance benefit included in the Plan.

--------------------------------------------------------------------------------

                     EXECUTIVE COMPENSATION COMMITTEE REPORT
--------------------------------------------------------------------------------

         Please see the glossary at the end of this report for definitions of the capitalized terms used in this report which have not already been defined in this Proxy Statement.

Overview of Compensation Philosophy

         Summit's Compensation and Nominating Committee evaluates executive compensation annually. The Committee establishes the salary and other compensation of the President and CEO of the Company. The Committee also reviews and approves the salary recommendation of the Company's CEO concerning the other Named Executive Officers. Employee members of the Compensation and Nominating Committee of the Company do not participate in discussions concerning their individual compensation or the compensation of the CEO.

         The Company's executive compensation program is designed to:

o retain executive officers by paying them competitively, motivate them to contribute to the Company's success, and reward them for their performance;

o link a substantial part of each executive officer's compensation to the performance of both the Company and the individual executive officer; and

o    encourage ownership of Company common stock by executive officers.

         As discussed below, the program consists of, and is intended to balance, three elements:

o Salaries. Salaries are based on the Committee's evaluation of individual job performance and an assessment of the salaries and total compensation mix paid by the Company's Peer Group to executive officers holding equivalent positions.
o Annual Incentive Compensation. Executive Annual Incentive Compensation is based on an evaluation of both individual and Company performance against qualitative and quantitative measures.

o Long-term Incentive Compensation. Long-term incentive awards, which consist of stock options, are designed to insure that incentive compensation is linked to the long-term performance of the Company and its common stock.

Evaluation of Executive Performance

         The Committee does not usually rely solely on predetermined formulae or a limited set of criteria when it evaluates the performance of the President and CEO and the Company's other Named Executive Officers. Instead, the Committee considers:

o    management's overall accomplishments;

o    the accomplishments of the individual executives;

o    the Company's financial performance; and

o    other criteria discussed below.

         In 2003, management continued to effectively implement its long-term strategies, which included:

o    growth and expansion of its existing markets;

o    expansion into new markets and new financial service products; and

o    enhanced shareholder value.

         The Committee believes that the success of these strategies is evidenced by:

o    the Company's financial performance in 2003;

o    growth of the Company's loan portfolio; and

o    growth of the Company's deposits.

Total Compensation

         Target total compensation levels of Company executives are established with consideration given to an analysis of competitive market total compensation. The total compensation package for each executive is then broken down into the basic components indicated above and discussed in more detail below. In recent years, the Board and the Committee have been directing a shift in the mix of the Company's executive compensation towards incentive compensation, with proportionately lesser emphasis on salaries. This strategy is intended to increase the performance orientation of the Company's executive compensation, and the Board intends to continue this emphasis in 2004. Based on available public data, the total compensation of Mr. Maddy and the other Named Executive Officers generally fell in the median of total compensation paid by the Peer Group to their executives holding equivalent positions. The Board and the Committee believe that position was consistent with the performance of the Company compared to the Peer Group.

Salaries

         In setting salaries, the first element of executive compensation, the Board did not use a predetermined formula. Instead, the 2003 salaries of the President and CEO and the other executive officers were based on:

o    the Board's evaluation of each officer's individual job performance;

o    an assessment of the Company's performance; and

o a consideration of salaries paid by the Peer Group to executive officers holding equivalent positions.

         President and CEO. The 2003 salary of Mr. Maddy is shown in the salary column of the Summary Compensation Table.

         Other Named Executive Officers. The 2003 salaries of Messrs. Robertson, Frye, Miller, Tissue and Jennings, the other Executive Officers, are shown in the "Salary" column of the Summary Compensation Table.

Annual Incentive Compensation

         The second element of the executive compensation program is the Incentive Compensation Plan.

         The Compensation and Nominating Committee adopts an Incentive Compensation Plan annually. Under the terms of this plan, the Committee awards a bonus based on a formula which primarily considers the return on average equity of the Company and its bank subsidiaries.

         For 2003, annual incentive compensation of $97,337 was paid to Mr. H. Charles Maddy, III. The annual incentive compensation for 2003 paid to each of the Named Executive Officers are shown in the "Bonus" column of the Summary Compensation Table.

Long-Term Incentive Compensation -
Stock Option Plan

         In 1998, Mr. Maddy and the other executive officers became eligible to participate in the Company's long-term incentive compensation program, the third element of executive compensation. As discussed under "Officer Stock Option Plan" on page 24, the program consists of stock option grants made under the Company's Officer Stock Option Plan.

         President and CEO. Based upon this data, Mr. Maddy was awarded options for 6,000 shares.

         Other Named Executive Officers. The other Named Executive Officers were awarded options as follows in 2003: Mr. Robertson - 3,000 shares; Mr. Frye - 3,000 shares; Mr. Miller - 3,000 shares; Mr. Jennings - 3,500 shares, and Mr. Tissue - 3,500 shares. The stock options of the Named Executive Officers and all other executive officers will vest over a five (5) year period with twenty (20) percent of the options vesting each year.

Compensation Committee Interlocks and Insider Participation

         Mr. Maddy served as a member of the Compensation and Nominating Committee in 2003. Mr. Maddy is also the President and CEO of the Company. As discussed above, the Company's Chairman, Mr. Bean, received nominal compensation that could result in his being deemed an employee of the Company. Mr. Bean also served on the Compensation and Nominating Committee in 2003. See the discussion relating to the compensation paid to Mr. Bean on pages 6-7 of this Proxy Statement under the title "Fees and Benefit Plans for Directors".

Glossary

         Stock Options. Stock options granted under the Company's Officer Stock Option Plan to certain management employees who are considered to have a substantial impact on the Company's operations.

         Named Executive Officers. This refers to the CEO and the five (5) most highly compensated Executive Officers other than the CEO who earn salaries and bonuses in excess of $100,000.

         Peer Group. This group consists of all public banks and thrifts in the United States with assets of $500 million - $1 billion.

COMPENSATION AND NOMINATING COMMITTEE

         Oscar M. Bean
         John W. Crites
         James Paul Geary
         Gary L. Hinkle
         G. R. Ours, Jr.
         Charles S. Piccirillo

Employment Agreements and Change of Control Agreement

         The Company has entered into employment agreements with Messrs. Miller, Robertson and Frye (the "Employment Agreements").

         Mr. Miller's Employment Agreement provides for a three (3) year term commencing on July 1, 2000; Mr. Robertson's Employment Agreement provides for a five (5) year term commencing on February 5, 1999; and Mr. Frye's Employment Agreement provides for a one (1) year term commencing on December 1, 2001. The Employment Agreements require the Company's Board of Directors to review the Employment Agreements annually after expiration of their respective terms. With the consent of Messrs. Frye, Robertson and Miller, as applicable, the Employment Agreements may be renewed annually for additional one-year terms, in which case the term shall end one year from the date on which it is last renewed.

         The Employment Agreements provide that these individuals will receive base salaries equal to their current annual salaries. Mr. Frye is also eligible for annual merit raises. Under their Employment Agreements, these individuals participate in specified incentive compensation plans. Each individual is entitled to receive employee pension and welfare benefits, including the Executive Supplemental Retirement Plan benefits described on page 18 of these proxy materials. Each also is entitled to receive group employee benefits, such as sick leave, vacation, group disability and life and accident insurance. Non-cash compensation includes the payment of club memberships and the lease of a vehicle.

         Mr. Maddy does not have an employment agreement with the Company. However, effective January 26, 1996, the Company entered into a Change in Control Agreement with H. Charles Maddy, III, its President and Chief Executive Officer. In addition, Ronald F. Miller, C. David Robertson and Patrick N. Frye have change in control provisions included in their Employment Agreements. The change in control provisions in the Employment Agreements and Mr. Maddy's Change in Control Agreement are referred to as the "Agreements". The Board of Directors determined that such arrangements were appropriate, especially in view of the recent entry of large regional bank holding companies into West Virginia. The Agreements were not undertaken in the belief that a change of control of the Company was imminent.

         Generally, the Agreements provide severance compensation to Mr. Maddy and Messrs. Miller, Robertson and Frye, if their employment should end under certain specified conditions after a change of control. Compensation is paid upon an involuntary termination following a change of control unless the executive is terminated for cause. In addition, compensation will be paid after a change of control if any of these persons voluntarily terminates employment because of:

o a decrease in the total amount of the executive's base salary below the level in effect on the date of consummation of the change of control, without the executive's consent;

o a material reduction in the importance of the executive's job responsibilities without his consent;

o geographical relocation of the executive without his consent, to an office more than twenty (20) miles from his location at the time of a change of control;

o failure by the Company to obtain assumption of the contract by its successor;

o failure of the Company to give notice of termination as required in the Agreement; or

o any removal of the executive from, or failure to reelect the executive to, any position with the Company or Bank that he held immediately prior to the change in control without his prior written consent (except for good cause, death, disability or retirement).

         Under the Agreements, a "change of control" is deemed to occur in the event of

o a change of ownership of the Company which must be reported to the Securities and Exchange Commission as a change of control, including but not limited to the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") of direct or indirect "beneficial ownership" (as defined by Rule 13d-3 under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities, or

o the failure during any period of three (3) consecutive years of individuals who at the beginning of such period constitute the Board for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (?) of the directors at the beginning of the period, or

o the consummation of a "Business Combination" as defined in the Company's Articles of Incorporation.

         In the case of Mr. Maddy, severance benefits include:

o      cash payment equal to Mr. Maddy's monthly base salary in effect on either
       (i) the date of termination; or (ii) the date immediately preceding the change of control, whichever is higher, multiplied by the number of full months between the date of termination and the date that is twenty-four
       (24) months after the date of consummation of the change of control;

o payment of cash incentive award, if any, under the Company's bonus plan; continuing participation in employee benefit plans and programs such as retirement, disability and medical insurance for a period of twenty-four
       (24) months following the date of termination.

         Under their Agreements, both Mr. Maddy and Mr. Frye have the right to terminate their employment without reason by giving written notice of termination within six (6) months of consummation of any change of control. In such event, Mr. Maddy and Mr. Frye will be entitled to receive a lump sum equal to 75% of his salary, as defined in the Agreement.

         In the case of Messrs. Miller, Frye and Robertson severance benefits include:

o cash payment equal to their monthly base salary in effect on either (i) the date of termination; or (ii) the date immediately preceding the change of control, whichever is higher, multiplied by the number of full months between the date of termination and the date that is eighteen (18) months after the date of consummation of the change of control;

o payment of cash incentive award, if any, under the Company's bonus plan; continuing participation in employee benefit plans and programs such as retirement, disability and medical insurance for a period of eighteen
       (18) months following the date of termination.

         The Agreements do not effect the right of the Company to terminate Mr. Maddy or Messrs. Miller, Frye or Robertson or change their salary or benefits with or without good cause, prior to any change of control. However, any termination or change which takes place after discussions have commenced which result in a change of control will be presumed to be a violation of the Agreements and will entitle the executive to the benefits under the Agreements, absent clear and convincing evidence to the contrary.

Summit Financial Group, Inc. Plans

         401(k) Profit Sharing Plan. The Company has a defined contribution profit-sharing plan with 401(k) provisions covering substantially all employees. Any employee who is at least 21 years of age, completed one year of service, and is employed in a position requiring at least 1,000 hours of service per year is eligible to participate. Vesting of discretionary contributions occurs at the rate of 0% for the first and second year of credited service, and 20% per year thereafter. Under the provisions of the plan, the Company matches 25% of the participant's salary reduction contributions, up to 4% of such participant's compensation. These matching contributions shall be fully vested at all times. The Company may also make optional contributions at the discretion of the Company's Board of Directors.

         ESOP. The Company has an Employee Stock Ownership Plan (ESOP) covering substantially all employees. Any employee who is at least 21 years of age and is credited with at least 1,000 hours of service during the plan year is eligible to participate. Vesting occurs at the rate of 0% for the first and second year of credited service and 20% for each year thereafter. Under the provisions of the plan, employee participants in the ESOP are not permitted to contribute to the plan, rather the cost of the ESOP is borne by the Company through annual contributions in amounts determined by the Company's Board of Directors.

         Executive Supplemental Retirement Plan. In an effort to attract, reward, motivate and retain the most qualified people available, and to provide those people with a complete and reasonable compensation package, Summit Financial Group, Inc. and its affiliates have implemented an executive retirement plan with an endorsement split dollar life insurance plan for the benefit of certain executives of the Company. In this section, Company includes Summit's bank subsidiaries.

         The Plan is called the Executive Supplemental Retirement Plan and was designed to provide an annual retirement benefit that will grow on a tax-deferred basis. These benefits, when added to the retirement benefits that will be provided by the Company's defined contribution plan and social security, will provide each executive with benefit levels comparable to other Company employees when measured as a percentage of salary at the time of retirement.

         The Executive Supplemental Retirement Plan is also designed to provide these benefits with the least risk to the Company's safety and soundness and at the least possible cost. A portion of the benefits is determined by an indexed formula. The index used in this plan to calculate the amount of the retirement benefit is the earnings on a specific life insurance policy. The Company retains the opportunity costs on the premiums paid. Any earnings in excess of the opportunity costs are accrued to a liability reserve account for the benefit of the executive. At retirement, this liability reserve account is paid out over a specified period of years. In addition, the annual earnings in excess of the opportunity costs are paid out annually after retirement. These payments will continue for the life of the executive.

         The Company's obligations under the retirement benefit portion of this plan are unfunded; however, the Company has purchased life insurance policies on each insurable executive that are actuarially designed to offset the annual expenses associated with the plan and will, given reasonable actuarial assumptions, offset all of the plan's costs during the life of the executive and provide a complete recovery of all plan costs at the executive's death. The Company is the sole owner of all policies.

         The life insurance benefit for each insurable officer is being provided by an Endorsement Split Dollar Plan whereby the Company endorses a specified percentage of the net-at-risk life insurance portion of a policy (total death benefit less cash value of policy) on the life of each officer for payment to the designated beneficiary of that officer. The Bank owns the policy and its entire surrender value.

         For each of the Named Executive Officers, the average estimated annual lifetime benefits payable upon retirement at normal retirement age are as follows: H. Charles Maddy, III - $150,000; Ronald F. Miller - $55,000; C. David Robertson - $50,000; Patrick N. Frye - $115,000; Scott C. Jennings - $120,000 and Robert S. Tissue - $120,000.

         Incentive Compensation Plan. Summit annually adopts an incentive compensation plan for the key employees of the Company and its bank subsidiaries. Bonuses are awarded to key employees based on a prescribed formula using the Company's and/or its subsidiary bank's return on equity as a base.

         Officer Stock Option Plan. At our 1998 Annual Meeting, our shareholders approved an Officer Stock Option Plan. Under the plan, the Company may award options for up to 480,000 shares of the Company's stock to qualified officers of the Company and its subsidiaries. Each option granted under the Plan shall have an exercise price of no less than the fair market value of Company's common stock as of the date of grant. Options granted under the plan vest according to a schedule designated at the grant date.

--------------------------------------------------------------------------------

                           STOCK OPTION GRANTS IN 2003
--------------------------------------------------------------------------------



         This table shows all options to purchase our common stock granted to each applicable Named Executive Officer in 2003.

                             ----------------------------------------------------------------------------------------
                                                           Stock Option Grants in 2003
                             ----------------------------------------------------------------------------------------
                                Number of        Percent of
                               Securities       Total Options
                               Underlying        Granted to        Exercise or                         Grant Date
                                 Options        Employees in        Base Price        Expiration      Present Value
           Name                Granted (1)          2003           ($/Shr.)(2)           Date              (3)
---------------------------- ---------------- ------------------ ----------------- ----------------- ----------------
H. Charles Maddy, III             6,000             23.1%             $35.57          12/12/2018         $63,660
---------------------------- ---------------- ------------------ ----------------- ----------------- ----------------
Scott C. Jennings                 3,500             13.5%             $35.57          12/12/2018         $37,135
---------------------------- ---------------- ------------------ ----------------- ----------------- ----------------
Robert S. Tissue                  3,500             13.5%             $35.57          12/12/2018         $37,135
---------------------------- ---------------- ------------------ ----------------- ----------------- ----------------
Patrick N. Frye                   3,000             11.5%             $35.57          12/12/2018         $31,830
---------------------------- ---------------- ------------------ ----------------- ----------------- ----------------
C. David Robertson                3,000             11.5%             $35.57          12/12/2018         $31,830
---------------------------- ---------------- ------------------ ----------------- ----------------- ----------------
Ronald F. Miller                  3,000             11.5%             $35.57          12/12/2018         $31,830
---------------------------- ---------------- ------------------ ----------------- ----------------- ----------------

(1) Option grants for 2003 consisted of options which vest at a rate of 20% per year on each anniversary date beginning December 12, 2004. The options are exercisable over ten (10) year periods, beginning with each respective option's date of vesting.

(2) The exercise price for all stock option grants shown in this column is the average of the closing prices reported on the last five (5) business days prior to the grant date on which Summit's common stock traded.

(3) The Black-Scholes option pricing model was used to estimate grant date present values. The values indicated were calculated using the following assumptions: (i) an expected volatility of 22%, (ii) an expected dividend yield of 1.2%, (iii) a risk-free interest rate at the date of grant based upon a term equal to the expected life of the option of 3.75%, (iv) an expected option life of 8 years, equal to the anticipated period of time from date of grant to exercise, and (v) no discounts for non-transferability or risk of forfeiture. These estimated values have been included solely for purposes of disclosure in accordance with the rules of the Securities and Exchange Commission and represent theoretical values. The actual value, if any, the executive may realize will depend upon the increase in the market value of our common stock through the date of exercise.

--------------------------------------------------------------------------------

                 STOCK OPTION EXERCISES AND YEAR-END VALUE TABLE
--------------------------------------------------------------------------------


         The following table sets forth certain information regarding individual exercises of stock options during 2003 by each applicable Named Executive Officer.

                             -----------------------------------------------------------------------------------------
                                   Aggregate Stock Option Exercises in 2003 and 12/31/2003 Stock Option Values
                             -----------------------------------------------------------------------------------------

                                                                  Number of Unexercised        Value of Unexercised
                                                                     Stock Options at       In-the-Money Stock Options
                                 Shares           Value                 12/31/2003              at 12/31/2003 ($)(1)
                               Acquired on       Realized     ---------------------------- ---------------------------
           Name                 Exercise (#)         ($)         Exercisable/Unexercisable   Exercisable/Unexercisable
---------------------------- ---------------- --------------- ---------------------------- ---------------------------

H. Charles Maddy, III                -               -               17,100/11,400              $416,214/$103,626
---------------------------- ---------------- --------------- ---------------------------- ---------------------------

Scott C. Jennings                   500            $9,500             4,340/6,860               $103,032/$64,210
---------------------------- ---------------- --------------- ---------------------------- ---------------------------

Robert S. Tissue                     -               -               14,840/6,860               $361,651/$64,210
---------------------------- ---------------- --------------- ---------------------------- ---------------------------

Patrick N. Frye                     400            $5,340               840/5,960                $16,288/$54,176
---------------------------- ---------------- --------------- ---------------------------- ---------------------------

C. David Robertson                4,000          $104,880               440/6,760                 $7,049/$74,833
---------------------------- ---------------- --------------- ---------------------------- ---------------------------

Ronald F. Miller                     -               -                8,440/6,760               $206,274/$74,833
---------------------------- ---------------- --------------- ---------------------------- ---------------------------

(1) The "Value of Unexercised in-the-Money Options at 12/31/2003" is equal to the difference between the Option Exercise Price and Summit's Common Stock Closing Price on December 31, 2003 of $35.00.

--------------------------------------------------------------------------------

                      SHAREHOLDER RETURN PERFORMANCE GRAPH
--------------------------------------------------------------------------------

         Set forth below is a line graph comparing the cumulative total return of Summit's Common Stock, based on an initial investment of $100 on January 5, 1999 (the initial date Summit's Common Stock was reported on the OTC Bulletin Board) and assuming reinvestment of dividends, with that of the Standard & Poor's 500 Index ("S&P 500") and the The NASDAQ Stock Market Index ("NASDAQ"). In future years, the Company intends to replace the S&P 500, which it has historically used in this presentation as a comparative broad market index, with the NASDAQ. The NASDAQ includes companies more representative of Summit's market capitalization than does the S&P 500.

         The graph below also compares the cumulative total return of Summit's Common Stock with that of two Company peer groups. "Old Peer Group" consists of West Virginia and Virginia publicly held bank holding companies with total assets less than $500 million dollars. "New Peer Group" consists of West Virginia and Virginia publicly held bank holding companies having total assets between $500 million and $1 billion. Summit intends to replace the Old Peer Group with the New Peer Group in future presentations as the Company's assets exceed $500 million.



[PERFORMANCE GRAPH APPEARS HERE -SEE PLOT POINTS BELOW]

                                                             Period Ending
                               -----------------------------------------------------------------------
Index                            01/05/99    12/31/99    12/31/00    12/31/01    12/31/02    12/31/03
------------------------------ ----------- ----------- ----------- ----------- ----------- -----------
Summit Financial Group, Inc.       100.00       94.87       92.90      160.88      220.75      391.56
S&P 500 Index                      100.00      119.65      109.01       96.15       74.84       96.33
NASDAQ Market Index                100.00      180.83      110.07       87.18       59.97       90.35
Old Peer Group                     100.00       87.55       77.14      111.92      143.54      240.76
New Peer Group                     100.00       93.19       80.87      119.94      151.56      257.99


--------------------------------------------------------------------------------

                 REQUIREMENTS, INCLUDING DEADLINE FOR SUBMISSION
                 OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND
                         OTHER BUSINESS OF SHAREHOLDERS
--------------------------------------------------------------------------------

         Under our Articles of Incorporation, certain procedures are provided which a shareholder must follow to nominate persons for election as Directors. These procedures provide that nominations for Director nominees at an annual meeting of shareholders must be submitted in writing to the President of the Company at 300 North Main Street, Moorefield, West Virginia 26836. The nomination must be received no later than:

o thirty (30) days in advance of an annual meeting if at least thirty (30) days prior notice is provided; or

o five (5) days following the day on which the notice of meeting is mailed if less than thirty (30) days notice is given.

         For any other annual or special meeting, the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of meeting.

         The nomination must contain the following information about the nominee and notifying shareholder:

o    name of the nominee;

o    age of the nominee;

o    address of the nominee;

o    principal occupation or employment of the nominee;
o    the number of shares of common stock held by the notifying shareholder; and

o    the address of the notifying shareholder.

         The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

         The chairman of the meeting may refuse to allow the transaction of any business not presented before hand, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures.

         Under the rules of the SEC, shareholder proposals intended to be presented at the Company's 2005 Annual Meeting of Shareholders must be received by us, Attention: Secretary, at our principal executive offices by December 10, 2004 for inclusion in the proxy statement and form of proxy relating to that meeting.

Stock Transfers

         Current market quotations for the common stock of Summit Financial Group, Inc. are available on the OTC Bulletin Board under the symbol "SMMF".

--------------------------------------------------------------------------------

                                  ANNUAL REPORT
--------------------------------------------------------------------------------

         The annual report of the Company for the year ended December 31, 2003 is being mailed concurrently with this Proxy Statement. The financial statements and other information to be delivered with this Proxy Statement constitute the annual disclosure statement as required by 12 C.F.R. 18.


--------------------------------------------------------------------------------

                                    FORM 10-K
--------------------------------------------------------------------------------

         The Company will furnish without charge to each person whose proxy is being solicited, upon the request of any such person, a copy of the Company's annual report on Form 10-K for 2003. Requests for copies of such report should be directed to Julie R. Cook, Vice President, Director of Accounting, Summit Financial Group, Inc., P. O. Box 179, Moorefield, West Virginia 26836, or e-mail jcook@summitfgi.com.

--------------------------------------------------------------------------------



         Whether or not you plan to attend the Meeting, please mark, sign, date and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.



By Order of the Board of Directors,

April 9, 2004

                                   Appendix A

                     AUDIT AND COMPLIANCE COMMITTEE CHARTER


The Board of Directors of Summit Financial Group, Inc. ("Summit" or "Company") hereby establishes the Audit and Compliance Committee with the authority, responsibility and specific duties as described below.

PURPOSE

The Audit and Compliance Committee's primary function is to assist the Board of Directors in fulfilling its oversight responsibilities to ensure the quality and integrity of Summit's financial reports. This entails:

   o Serving as an independent and objective party to monitor the Company's financial reporting process and internal control system.

   o Providing direction to and oversight of the Company's internal audit function.

   o Reviewing and appraising the efforts of the Company's independent auditors.

   o Maintaining a free and open means of communication between directors, internal audit staff, independent auditors, and management.

ORGANIZATION / COMPOSITION

The Audit and Compliance Committee shall be comprised of five (5) or more Summit Directors, each of whom is not a member of Summit's management, and is free of any financial, family or other material personal relationship that, in the opinion of the Board of Directors or members of the Audit and Compliance Committee, would interfere with the exercise of his or her independence from management and the Company. All members of the Committee will have a familiarity with basic finance and accounting practices.

Members shall be appointed by the Company's Board of Directors, and will serve for a one year term. One of the members shall be appointed to serve as Committee Chairman by the Chairman of the Board of Directors.

MEETINGS

The Audit and Compliance Committee is to meet at least four (4) times annually and as many additional times as necessary as determined by the Committee Chairman and the Director of Internal Audit & Loan Review.

As necessary or desirable, the Chairman may request that the Director of Audit & Loan Review, members of management, and/or representatives of the Company's independent auditors be present at meetings of the Committee. Each Director is to receive compensation for each Audit Committee and Compliance meeting attended.

Prior to each meeting, the Committee Chairman shall meet with the Director of Audit & Loan Review to set the meeting's agenda and overview issues to be discussed. Advance agenda material is to be provided by the Director of Audit & Loan Review and distributed to all members of the Audit and Compliance Committee. The Director of Audit & Loan Review will provide to the Committee copies of audit reports and corresponding replies from management for all audits completed since the previous Audit and Compliance Committee meeting. Reports of special projects completed by the Company's audit & loan review staff since the previous Audit and Compliance Committee meeting will also be provided to the Committee.

Summit's Assistant Secretary shall serve as secretary of the Committee and maintain minutes and agenda material for permanent filing.

RESPONSIBILITIES AND DUTIES

The Audit and Compliance Committee is to:

General

   o Apprise the Board of Directors, through minutes and special presentations, of any significant developments in the course of performing its duties.

   o Provide an opportunity, when desired, for the Company's internal audit staff or independent auditors to meet with the Audit and Compliance Committee without members of management present.

Financial Statements / Internal Controls

   o Review Summit's year end audited financial statements with the independent auditors and Company management prior to their release to determine that the independent auditors and management are satisfied with the disclosure and content of the financial statements, including the nature and appropriateness of any significant changes in accounting principles. Based upon this review, recommend to the Board of Directors that the audited financial statements be included in the Company's annual report to shareholders and Form 10-K filed with the Securities and Exchange Commission.

   o Review the Company's interim financial statements contained in the quarterly Form 10-Q's with members of managements prior to their filing with the Securities and Exchange Commission.

   o Inquire of management and the independent auditors concerning the adequacy of the Company's system of internal controls.

   o Advise financial management and the independent auditors to discuss with the Audit and Compliance Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company.

   o Advise financial management and the independent auditors that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

Internal Audit

   o Review the adequacy and effectiveness of Summit's internal audit function, including its independence, authority of its reporting relationships, and the qualifications and number of internal audit staff.

   o Review and approve the annual Internal Audit Plan and any significant subsequent changes to the Plan.

   o Review reports of completed internal audits including summaries of findings, recommendations for improvements, and any difficulties encountered in the course of performing the audits.

   o  Review progress reports on executing the Internal Audit Plan.

   o Review and concur in the appointment or dismissal of the Director of Audit & Loan Review.

Independent Auditors

   o Recommend to the Board of Directors the selection of the independent auditors, considering independence and effectiveness. Annually, the Committee will ensure a formal statement delineating all relationships between the auditors and Summit is received from the outside accounting firm. The Committee will discuss with the independent auditors all significant relationships the auditors have with the Company to determine the auditors' independence.

   o Meet with the independent auditors and financial management to review the scope of the proposed external audit for the current year. The external audit scope shall include a requirement that the independent auditors inform the Audit and Compliance Committee of any significant changes in the in the independent auditor's original audit plan and that the outside auditors conduct a Interim Financial Statement Review in accordance with Statement on Audit Standards No. 100 prior to the Company's filing of each Form 10-Q with the Securities and Exchange Commission.

   o Review the coordination of internal and external audit procedures to promote an effective use of resources and ensure a complete but non-redundant audit.

                                   Appendix B

                  COMPENSATION AND NOMINATING COMMITTEE CHARTER


                  The Compensation and Nominating Committee of the board of directors of Summit Financial Group, Inc. shall consist of a minimum of four directors. These should include the chair of the Audit and Compliance and Executive Committees. Members of the committee shall be appointed and may be removed by the board of directors. All members of the committee shall be independent directors, and shall satisfy the proposed NASDAQ standard for independence for members of the audit committee.

                  The purpose of the committee shall be to assist the board in identifying qualified individuals to become board members, in determining the composition of the board of directors and its committees, in monitoring a process to assess board effectiveness and in developing and implementing the company's corporate governance guidelines.

                  In furtherance of this purpose, the committee shall have the following authority and responsibilities:

                  1. To lead the search for individuals qualified to become members of the board of directors and to select director nominees to be presented for share owner approval at the annual meeting. The committee shall select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the share owners. In identifying first-time nominees for director, or evaluating individuals recommended by stockholders, the Compensation and Nominating Committee shall determine in its sole discretion whether an individual meets the minimum qualifications approved by the Board and may consider the current composition of the Board in light of the diverse communities served by the Company and the interplay of the candidate's experience with the experience of other Board members.

                  2. To review the board of directors' committee structure and to recommend to the board for its approval directors to serve as members of each committee. The committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed.

                  3. To develop and recommend to the board of directors for its approval an annual self-evaluation process of the board and its committees. The committee shall oversee the annual self-evaluations.

                  4. To review on an annual basis director compensation and benefits.

                  The committee shall have the authority to delegate any of its responsibilities to subcommittees as the committee may deem appropriate in its sole discretion.

                  The committee shall have the authority to retain any search firm engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors as the committee may deem appropriate in its sole discretion. The committee shall have sole authority to approve related fees and retention terms.

                  The committee shall report its actions and recommendations to the board after each committee meeting. The committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the board for approval.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                         OF SUMMIT FINANCIAL GROUP, INC.
                                 on May 13, 2004


The undersigned hereby appoints Russell F. Ratliff, Jr. and Teresa D. Sherman or either of them with full power to act alone as attorneys and proxies to vote all the shares of the common stock of Summit Financial Group, Inc. held or owned by the undersigned at the Annual Meeting of Shareholders on May 13, 2004 and at any adjournments thereof, as follows:

1. Election of Directors to serve a three year term until the 2007 Annual Meeting or until their successors are elected and qualified:

     [  ] FOR ALL NOMINEES LISTED BELOW               [  ] WITHHOLD AUTHORITY
          (except as marked to the contrary below)         TO VOTE FOR ALL
                                                           NOMINEES LISTED BELOW

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

         Oscar M. Bean         Dewey F. Bensenhaver       John W. Crites.
         James P. Geary        Phoebe F. Heishman         Charles S. Piccirillo


2. To approve an Amendment to the Articles of Incorporation increasing the Company's authorized shares from 5,000,000 shares of common stock with a par value of $2.50 to 20,000,000 shares of common stock with a par value of $2.50.

            [  ] FOR             [  ] AGAINST              [  ] ABSTAIN


3. Ratification of the selection of Arnett & Foster, PLLC as the Company's independent auditors for the fiscal year ending December 31, 2004


            [  ] FOR             [  ] AGAINST              [  ] ABSTAIN

4. In their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.


            [  ] FOR             [  ] AGAINST              [  ] ABSTAIN


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

This proxy confers on the proxy holder the power of cumulative voting and the power to vote cumulatively for less than all of the nominees listed in Item 1. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of the board of directors. This proxy may be revoked at any time prior to its exercise in accordance with the procedure set forth in the proxy materials.


                                         Dated__________________, 2004
                                         _____________________________
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                                         Shareholder(s) should sign exactly as
                                         name(s) appears on the label. Any
                                         person signing in fiduciary capacity
                                         should please enclose proof of his
                                         appointment unless such proof has
                                         already been furnished. All joint
                                         owners must sign.